================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 26, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                     1-9210                  95-4035997
 (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)


          10889 WILSHIRE BOULEVARD
           LOS ANGELES, CALIFORNIA                           90024
 (Address of principal executive offices)                  (ZIP code)


              Registrant's telephone number, including area code:
                                 (310) 208-8800

================================================================================

Item 5.   Other Events
-------   ------------

         Occidental Petroleum Corporation reported on January 26, 1999 a net loss of $38 million ($.12 per share) for the fourth quarter of 1998, compared with a net loss of $884 million ($2.65 per share) for the fourth quarter of 1997. Results before special items were a loss of $35 million for the fourth quarter of 1998, compared with earnings of $99 million for the same period in 1997. The 1997 earnings before special items exclude MidCon's operating earnings of $44 million. Sales were $1.7 billion for the fourth quarter of 1998, compared with $1.9 billion for the fourth quarter of 1997.

         On January 26, 1999, Occidental's Chairman stated that Occidental's 1998 results reflect significantly lower oil and gas and chemical prices than Occidental realized in 1997. Prudent planning dictates that Occidental reduce its capital spending during this period of low oil and chemical prices. The 1999 capital spending budget will be reduced to $350 million compared with $1.06 billion for 1998. Of the $350 million in 1999 capital spending, oil and gas will be allocated approximately $275 million, with projects at Elk Hills and Qatar receiving the highest priority, and the remainder will go to chemicals. Occidental expects that 1999 worldwide oil and gas production will remain at approximately the same level as 1998 even with the reduced spending level.

         Oil and gas divisional earnings were $36 million for the fourth quarter of 1998, compared with earnings before special items of $164 million for the fourth quarter of 1997. Results for the fourth quarter of 1997 were a loss of $92 million, after including $256 million in charges for the write-down of various nonstrategic and impaired assets and additional environmental and other reserves. The decrease in earnings before special items primarily reflects the negative impact of worldwide crude oil and natural gas prices, partially offset by increased worldwide crude oil production and natural gas production in the United States.

         Chemical divisional results were a loss of $14 million for the fourth quarter of 1998, compared with earnings before special items of $104 million for the fourth quarter of 1997. The 1997 fourth quarter results were a loss of $55 million, after $159 million in charges for additional environmental matters and the write-down of various idled and impaired assets. The decline in 1998 earnings resulted from lower prices in chlorine, EDC, PVC and petrochemical products, partially offset by higher caustic soda prices and lower energy and raw material prices.

         For the total year 1998, Occidental's net income totaled $363 million ($.99 per share), compared with a net loss of $390 million ($1.43 per share) for 1997. Total year 1998 income before special items was $104 million, compared with 1997 income before special items of $548 million, which excludes MidCon's operating earnings of $143 million. Sales were $6.6 billion for 1998, compared with $8.0 billion for 1997.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                            Fourth Quarter               Twelve Months
                                                    ----------------------      ----------------------
Periods Ended December 31                                1998         1997(b)        1998         1997(b)
==============================================      =========    =========      =========    =========
DIVISIONAL NET SALES
   Oil and gas                                      $   1,112    $     887      $   3,621    $   3,667
   Chemical                                               580        1,047          2,975        4,349
                                                    ---------    ---------      ---------    ---------
                                                    $   1,692    $   1,934      $   6,596    $   8,016
==============================================      =========    =========      =========    =========

DIVISIONAL EARNINGS
   Oil and gas                                      $      36    $     (92)     $     804    $     438
   Chemical                                               (14)         (55)           266          435
                                                    ---------    ---------      ---------    ---------
                                                           22         (147)         1,070          873
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                                 (115)        (105)          (451)        (407)
   Income taxes (a)                                        63          104           (228)         (60)
   Other                                                   (8)         (30)           (66)        (189)
                                                    ---------    ---------      ---------    ---------

INCOME FROM CONTINUING OPERATIONS                         (38)        (178)           325          217
Discontinued operations, net (d)                           --         (706)            38         (607)
                                                    ---------    ---------      ---------    ---------

NET INCOME(LOSS)                                          (38)        (884)           363         (390)

Preferred dividends                                        (4)         (21)           (17)         (88)
                                                    ---------    ---------      ---------    ---------

EARNINGS(LOSS) APPLICABLE TO COMMON STOCK           $     (42)   $    (905)     $     346    $    (478)
                                                    =========    =========      =========    =========

BASIC EARNINGS PER COMMON SHARE (c)
   Income from continuing operations                $    (.12)   $    (.58)     $     .88    $     .39
   Discontinued operations, net                            --        (2.07)           .11        (1.82)
                                                    ---------    ---------      ---------    ---------
BASIC EARNINGS(LOSS) PER COMMON SHARE               $    (.12)   $   (2.65)     $     .99    $   (1.43)
                                                    =========    =========      =========    =========

DILUTED EARNINGS PER COMMON SHARE (c)
   Income from continuing operations                $    (.12)   $    (.58)     $     .88    $     .39
   Discontinued operations, net                            --        (2.07)           .11        (1.82)
                                                    ---------    ---------      ---------    ---------
DILUTED EARNINGS(LOSS) PER COMMON SHARE             $    (.12)   $   (2.65)     $     .99    $   (1.43)
                                                    =========    =========      =========    =========

AVERAGE COMMON SHARES OUTSTANDING (c)                   347.1        341.9          350.2        334.3
==============================================      =========    =========      =========    =========

(a) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings are shown before U.S. tax effect, but have benefited from credits allocated by $4 million and $6 million at oil and gas and chemical, respectively, in the fourth quarter of 1998 and by $3 million and $6 million at oil and gas and chemical, respectively, in the fourth quarter of 1997.
(b) 1997 results have been restated to reflect the adoption of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information."
(c) The 1998 earnings per share calculations include the effect of 17.6 million shares of preferred stock being converted into 40.1 million shares of common stock, partially offset by the stock buyback of 35.1 million shares.
(d) In the fourth quarter of 1997, Occidental classified its MidCon subsidiary as a discontinued operation and recorded a net $750 million charge.

SUMMARY OF OPERATING STATISTICS

                                                            Fourth Quarter               Twelve Months
                                                    ----------------------      ----------------------
Periods Ended December 31                                1998         1997           1998         1997
==============================================      =========    =========      =========    =========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                                67           55             73           57
   Natural gas liquids
     (thousands of barrels)                                 9           12              8           10
   Natural gas
     (millions of cubic feet)                             645          574            614          596

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                               107          104             90          113

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                               163          114            151          106
   Natural gas
     (millions of cubic feet)                              41          107             89          110


CAPITAL EXPENDITURES (millions)                     $     223    $     541      $   1,063    $   1,549
                                                    =========    =========      =========    =========

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)                 $     182    $     224      $     835    $     822
==============================================      =========    =========      =========    =========

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    January 27, 1999    S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)